Exhibit 99.1

Lifeloc Reports First Quarter 2020 Results

WHEAT RIDGE, Colo., May 13, 2020 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the first quarter ended March 31, 2020.

First Quarter Financial Highlights

We posted quarterly net revenue of $2.018 million resulting in a quarterly net loss of $165 thousand, or $(0.07) per diluted share. These results compare to net revenue of $2.069 million for the first quart of 2019. and quarterly net income of $31 thousand, or $0.01 per diluted share in the first quarter of 2019. Revenue for the quarter declined 2% versus the first quarter last year.

This sales decline appears to be a direct result of the global Covid-19 pandemic. Sales in January were higher than the prior year but declined in February and March when many important markets began imposing travel bans and social lockdowns. The quarter resulted in a loss as a result of the reduced sales and ongoing expenses including the cost of product launches and investment in our workforce in the form of option grants to key employees.

Product Pipeline

Our vision is that Lifeloc becomes the world’s leading company in real-time alcohol and drug abuse detection and monitoring. We have been investing strongly in product development to achieve this vision, focusing on a few major product developments that we expect to have a significant impact on our performance. We believe we are now at the point where we will start to reap the benefit of these investments.

Some of our new products are entering the market now. Our new breath alcohol testers, the LX9 and LT7 have been released and are starting to find adoption both in the U.S. and internationally. These units are on the U.S. Department of Transportation Conforming Products List. With a highly flexible configuration, multiple language capability and a wide temperature use range these units are expected to facilitate future sales growth. Our automated calibration has been broadened with the Easycal® G2, which is compatible with our existing installed base of professional breathalyzers as well as the new platform units. The G2 model includes RFID (Radio Frequency Identification) reading of calibration standard data, which further automates the calibration process.

Likewise, the R.A.D.A.R.® (Real-time Alcohol Detection and Reporting) model 200 has been released to manufacturing. This new model has updated communication, improved GPS accuracy and mechanical reliability and is currently in final testing. R.A.D.A.R. devices are alcohol monitoring units which can be used as a tool to supervise offenders as an alternative to incarceration. Onboard biometrics automatically verify the identity of the test subject. R.A.D.A.R. devices are a critical step in moving our business towards a recurring revenue model.

Our marijuana breathalyzer remains a key target for product development. The continued broader legalization of marijuana only increases the need for a rapid, quantitative roadside test to identify drivers under the influence of marijuana. The ability of our technology to detect delta-9-THC down to a concentration of 5 nanograms per milliliter and to collect a testable sample from a vapor stream has already been demonstrated in our laboratories. Detection of THC is accomplished through the SpinDx technology, licensed exclusively by Lifeloc Technologies for drugs of abuse from Sandia National Laboratory. More work is needed to convert this technology into a simple-to-operate device suitable for roadside testing.

“Our new products have been gaining traction and the availability of the R.A.D.A.R. model 200 will be very timely because of the greater need for more automated offender supervision,” reports CEO Dr. Wayne Willkomm. “At Lifeloc, like at most small Colorado companies, we have been strongly impacted by the COVID-19 pandemic.   We are an essential business and, as such, have remained open throughout the COVID-19 outbreak to support public safety and the transportation industry.  While our sales have suffered, our overhead has remained constant. In response to this downturn we have applied for and received funding from the Paycheck Protection Program. It is important to note that while Lifeloc is a publicly traded company, we are also significantly smaller with a smaller market capitalization than most publicly traded companies.  In the face of our narrowing margins, we believe the PPP loan is necessary to help us continue to support our 36 full-time workers and keep good manufacturing jobs here in the U.S.  Lifeloc is currently in the middle of two major product launches and is also investing substantially in developing a marijuana breathalyzer, which, if successful, will contribute powerfully to societal needs for safety.  With the help of the PPP loan, we are grateful to be able to keep our full workforce employed and fully engaged in our mission during this difficult time.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Kristie LaRose
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets

ASSETS
	March 31,
	2020	December 31,
CURRENT ASSETS:	(Unaudited)	2019
Cash	$2,913,332	$3,185,996
Accounts receivable, net	638,038	641,239
Inventories, net	2,236,331	1,986,299
Income taxes receivable	41,305	6,750
Prepaid expenses and other	139,772	18,857
Total current assets	5,968,778	5,839,141

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	976,621	976,621
Training courses	432,375	432,375
Office equipment, software and space modifications	218,074	208,986
Sales and marketing equipment and space modifications	232,600	232,600
Research and development equipment, software and space modifications	172,429	172,429
Less accumulated depreciation	(2,053,197)	(1,959,541)
Total property and equipment, net	2,795,077	2,879,645

OTHER ASSETS:
Patents, net	160,823	145,323
Deposits and other	74,027	74,027
Deferred taxes	96,007	86,658
Total other assets	330,857	306,008

Total assets	$9,094,712	$9,024,794

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$480,361	$261,798
Term loan payable, current portion	45,494	44,879
Customer deposits	184,332	214,031
Accrued expenses	319,366	290,458
Deferred revenue, current portion	42,849	45,874
Reserve for warranty expense	46,000	45,000
Total current liabilities	1,118,402	902,040

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,312,732	1,324,467

DEFERRED REVENUE, net of current portion	4,552	6,066
Total liabilities	2,435,686	2,232,573

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,635,415	4,603,304
Retained earnings	2,023,611	2,188,917
Total stockholders' equity	6,659,026	6,792,221

Total liabilities and stockholders' equity	$9,094,712	$9,024,794

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Three Months Ended March 31,
REVENUES:	2020	2019
Product sales	$1,937,866	$1,970,101
Royalties	59,281	72,838
Rental income	21,189	25,822
Total	2,018,336	2,068,761

COST OF SALES	1,240,260	1,136,559

GROSS PROFIT	778,076	932,202

OPERATING EXPENSES:
Research and development	296,897	245,799
Sales and marketing	326,564	316,383
General and administrative	356,887	325,175
Total	980,348	887,357

OPERATING INCOME (LOSS)	(202,272)	44,845

OTHER INCOME (EXPENSE):
Interest income	7,176	9,422
Interest expense	(14,131)	(14,423)
Total other income (expense)	(6,955)	(5,001)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(209,227)	39,844

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	43,921	(8,880)

NET INCOME (LOSS)	$(165,306)	$30,964

NET INCOME (LOSS) PER SHARE, BASIC	$(0.07)	$0.01

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.07)	$0.01

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,504,116

Lifeloc Technologies, Inc.

Statements of Stockholders' Equity (Unaudited)

	Three Months Ended March 31,
Total stockholders' equity, beginning balances	$6,792,221	$6,160,737

Common stock (no shares issued during periods):
Beginning balances	4,603,304	4,597,646
Stock based compensation expense related
to stock options	32,111	2,162
Ending balances	4,635,415	4,599,808

Retained earnings:
Beginning balances	2,188,917	1,563,091
Net income (loss)	(165,306)	30,964
Ending balances	2,023,611	1,594,055

Total stockholders' equity, ending balances	$6,659,026	6,193,863

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2020	2019
Net income (loss)	$(165,306)	$30,964
Adjustments to reconcile net income (loss) to net cash
provided from (used in) operating activities-
Depreciation and amortization	97,199	103,047
Provision for doubtful accounts, net change	2,000	—
Provision for inventory obsolescence, net change	36,765	—
Deferred taxes, net change	(9,349)	(54,608)
Reserve for warranty expense, net change	1,000	—
Stock based compensation expense related to
stock options	32,111	2,162
Changes in operating assets and liabilities-
Accounts receivable	1,201	127,128
Inventories	(286,797)	(383,133)
Income taxes receivable	(34,555)	55,107
Prepaid expenses and other	(120,915)	(99,989)
Deposits and other	—	86,485
Accounts payable	218,563	310,840
Customer deposits	(29,699)	2,248
Accrued expenses	28,908	(34,254)
Deferred revenue	(4,539)	4,544
Net cash provided from (used in)
operating activities	(233,413)	150,541

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,088)	(128,614)
Patent filing expense	(18,772)	—
Net cash (used in) investing activities	(27,860)	(128,614)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(11,391)	(11,101)
Net cash (used in) financing
activities	(11,391)	(11,101)

NET INCREASE (DECREASE) IN CASH	(272,664)	10,826

CASH, BEGINNING OF PERIOD	3,185,996	2,788,327

CASH, END OF PERIOD	$2,913,332	$2,799,153

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$13,860	$14,152

Cash paid for income tax	$20,063	$—